Exhibit 99.1

Aerie Pharmaceuticals Comments on Notification from Contract Manufacturer

IRVINE, Calif. — (BUSINESS WIRE) — August 8, 2017 — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI) (Aerie or the Company), a clinical-stage pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today announced that it has received notification by its contract drug product manufacturer that the contract manufacturer has received a Complete Response Letter (CRL) from the U.S. Food and Drug Administration (FDA) regarding the contract manufacturer’s New Drug Application (NDA) for one of their own product candidates manufactured at their Tampa, Florida facility. According to the contract manufacturer, the CRL refers to a Current Good Manufacturing Practice (CGMP) inspection at the facility. The contract manufacturer has stated that they will work closely with the FDA to determine the appropriate next steps.

This facility also manufactures on a contract basis Aerie’s product candidate Rhopressa™ (netarsudil ophthalmic solution) 0.02%, which has a Prescription Drug User Fee Act (PDUFA) goal date of February 28, 2018. Based on Aerie’s understanding of the contract manufacturer’s CAPA (Corrective and Preventative Actions) and other activities at the manufacturing site, and PDUFA dates later in 2017 for other products manufactured at that site, we currently believe it is probable that open issues will be resolved prior to the February 28, 2018 PDUFA date for Rhopressa™.

About Rhopressa™

Rhopressa™ (netarsudil ophthalmic solution) 0.02%, is a novel eye drop that the Company believes, if approved, would become the only once-daily product available that, based on Aerie’s preclinical and clinical studies to date, specifically targets the trabecular meshwork, the eye’s primary fluid drain and the diseased tissue responsible for elevated intraocular pressure (IOP) in glaucoma. Preclinical and clinical studies have also demonstrated that Rhopressa™ lowers episcleral venous pressure, which contributes approximately half of IOP in healthy subjects. Further, based on Aerie’s preclinical studies, Rhopressa™ may provide an additional mechanism that reduces fluid production in the eye and therefore lowers IOP. Biochemically, the active ingredient in Rhopressa™, netarsudil, has been shown in Aerie studies to inhibit both Rho kinase (ROCK) and norepinephrine transporter (NET). Recent preclinical studies have also shown that Rhopressa™ may have disease-modifying properties, including an anti-fibrotic effect of netarsudil on trabecular meshwork cells and the potential to increase perfusion of the trabecular meshwork.

The results of two Phase 3 registration trials (Rocket 2 and Rocket 1) for Rhopressa™ were included in the NDA submission to the FDA in February 2017. There were two additional Phase 3 registration trials for Rhopressa™, named Rocket 3 and Rocket 4. Rocket 3 was a small 12-month safety-only study in Canada that was not necessary for the NDA submission and for which enrollment has been discontinued. Rocket 4, which was successfully completed in April 2017, was designed to provide adequate six-month safety data for regulatory filing purposes in Europe, and was also not necessary for the NDA submission. The 90-day efficacy results from Rocket 4 and Mercury 1, the initial Phase 3 registration trial for Aerie product candidate Roclatan™ (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, were also included in the Rhopressa™ NDA submission as supportive. The FDA has set the Prescription Drug User Fee Act (PDUFA) goal date for the completion of the FDA’s review of the Rhopressa™ NDA for February 28, 2018.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two current product candidates are once-daily intraocular pressure lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. The NDA for Rhopressa™ (netarsudil ophthalmic solution) 0.02% was submitted to the FDA in February 2017, and, in May 2017, the FDA set the PDUFA goal date for the completion of the FDA’s review of the Rhopressa™ NDA for February 28, 2018. Aerie’s second product candidate, Roclatan™ (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of Rhopressa™ and widely prescribed PGA latanoprost, achieved its primary efficacy endpoint in two Phase 3 registration trials, named Mercury 1 and Mercury 2, and also achieved successful 12-month safety and efficacy results in Mercury 1. The Roclatan™ NDA submission is expected to take place in the first half of 2018. Aerie is also focused on the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current and potential future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, our product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for our product candidates; our expectations regarding the commercialization and manufacturing of our product candidates; the potential advantages of our product candidates; our plans to pursue development of additional product candidates and technologies in ophthalmology, including development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, the receipt of the PDUFA goal date notification does not constitute FDA approval of the Rhopressa™ NDA, and there can be no assurance that the FDA will complete its review by the PDUFA goal date, that the FDA will not require changes or additional data, whether as a result of recommendations, if any, made by any FDA advisory committee or otherwise, that must be made or received before it will approve the NDA, if ever, or that the FDA will approve the NDA. In addition, our expectations discussed in this press release regarding our contract drug product manufacturer and the vendor’s Tampa, Florida facility are based on our current understanding of the contract manufacturer’s CAPA and other activities at the manufacturing site, and there can be no assurance that any open issues will be resolved prior to the PDUFA goal date for Rhopressa™ or that there will not be any consequential delays to the Rhopressa™ approval timeline. Further, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.